CONTRACT

                        GRANTING LAND-USE RIGHTS

        Song Tu (1995) Land-Use Rights Transfer Contract No. 59







           THE LAND ADMINISTRATION BUREAU OF SONGJIANG COUNTY
                            October 11, 1995

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                            TABLE OF CONTENTS


CHAPTER I                     GENERAL PRINCIPLES
CHAPTER II                    DEFINITIONS
CHAPTER III                   LOCATION AND MEASUREMENT OF
                              THE LOT AND TERM OF GRANT
CHAPTER IV                    FEES
CHAPTER V                     CONDITIONS FOR USE, AND
                                    PURPOSES
CHAPTER VI                    CONSTRUCTION
CHAPTER VII                   ASSIGNMENT OF LAND-USE RIGHTS
CHAPTER VIII                  LEASES
CHAPTER IX                    MORTGAGES
CHAPTER X                     EXPIRATION OF TERM
CHAPTER XI                    FORCE MAJEURE
CHAPTER XII                   CONDEMNATION
CHAPTER XIII                  REMEDIES FOR BREACH OF CONTRACT
CHAPTER XIV                   DISPUTE RESOLUTION
CHAPTER XV                    NOTICES
CHAPTER XVI                   SUPPLEMENTARY PROVISIONS
CHAPTER XVII                  INTEGRATION









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                    CONTRACT GRANTING LAND-USE RIGHTS


                               CHAPTER I
                           GENERAL PRINCIPLES

ARTICLE 1.

      THIS CONTRACT is made by and between
Granter:    THE LAND ADMINISTRATION BUREAU OF SONGJIANG COUNTY
            (hereinafter referred to as Party A)
            Legal representative:  Wang Bingen
Grantee:    SHANGHAI COPYTELE ELECTRONICS CO., LTD.
            (hereinafter referred to as Party B)
            Legal representative:  Lin Shenghe

      In accordance with the "Law of the People's Republic of China on the Administration of Urban Real Estate" (hereinafter the "Administration Law"), the "Interim Regulations of the People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-Owned Land in the Urban Areas" (hereinafter the "Interim Regulations"), and "Measures of Shanghai Municipality on the Grant of Land Use Rights for Valuable Consideration" (hereinafter the "Measures").


                               CHAPTER II
                              DEFINITIONS

ARTICLE 2.

      The following are definitions of terms as used in this Contract:

      1. "Songkai II-22A" means the piece of land described in Articles 3 and 4 of this Contract.

      2. "Grant of Land-Use Rights for Valuable Consideration" (hereinafter "Grant") means a legal act on the part of Party A to provide the land of Shanghai Songjiang Industrial Area to Party B for its use with compensation within identified area, for a specified period, under specific conditions, and in conformity with a land development plan approved by the Government of the People's Republic of China. The State retains the ownership of the land, and the judicial authority, administrative authority and other authorities accorded by relevant law and



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regulations over the land, and other interests necessary for the protection of the interest of the public. During the term of this Grant, Party A shall have the right to monitor and examine the development, use, assignment, lease, mortgage and termination of the land-use rights to Songkai II-22A.

      3. "Assignment of Land-Use Rights for Valuable Consideration" (hereinafter "Assignment") means a transfer in accordance with the provisions of this Contract, by Party B to a third person, of the land-use rights to all or any portion of Songkai II-22A granted hereunder by Party A to Party B.

      4. "Buildings" refers to all buildings, structures and improvements for use in manufacturing, and the business operations and provisions of supporting services related to the manufactured products, and other structures with economic value located on Songkai II-22A.

      5. "Off-Lot Infrastructure Facilities" refers to all the facilities for providing services of water, drainage/ sewage, electricity, telecommunications, fuel gas, road access to the boundary lines of Songkai II-22A as well as the leveling of the land in Songkai II-22A (up to 3.1 meters above sea level), as stipulated in Agreement on Provision of A Set of Municipal Facilities signed by Party B and Shanghai Songjiang Economy & Technology Construction General Co., the construction of which has been completed by Shanghai Songjiang Economy & Technology Development Construction General Co. at its sole expense.

      6. "On-Lot Infrastructure Facilities" refers to all the facilities for providing services of water, drainage/ sewage, electricity, telecommunications, road access and levelling of the land in Songkai II-22A (to a level exceeding
3.1 meters above sea level), the construction of which shall be undertaken by Party B at its own expense.

      7. "Lease" refers to any lease or sublease agreements entered into by Party B and a third party for the leasing or subleasing of all or any portion of Songkai II-22A.

      8. "Lender" refers to any party which provides financing and is the holder of a Mortgage, as hereinafter defined.




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      9. "Project" means the industrial project to be developed by Party B for manufacturing and the sales of multifunctional telecommunication products and all other activities necessary for and incidental to, such industrial project as approved by the government of the People's Republic of China.

      10. "Construction Plan" means the construction plan for the Project which shall be submitted by Party B to Party A or other relevant government authorities for their examination and approval.

      11. "Mortgage" refers to any mortgage, security agreement, deed of trust or other security instrument pursuant to which Party B grants a security interest in all or portions of Party B's rights and interests under this Contract and Party B's land-use rights in Songkai II-22A to a Lender for purposes of financing or refinancing development of all or part of Songkai II-22A.


                              CHAPTER III
               LOCATION AND MEASUREMENT OF Songkai II-22A
                           AND TERM OF GRANT

ARTICLE 3.

      Songkai II-22A (currently known as Songjiang Industrial Zone Lot No. Songkai II-22A) granted by Party A to Party B is located within the Shanghai Songjiang Industrial Zone, in an area north of Dongqu Avenue, west of Dongxing Rd., east of Songtao Textile Co., Ltd., south of Jiangtian Rd. (east), as shown on the Boundary Line Survey of Songkai II-22A provided by Party A, which is attached as Exhibit I to this Contract. Party A and Party have verified the area, location and the boundary lines of Songkai II-22A by signing the Boundary Line Survey in Exhibit 1.

ARTICLE 4.

      Songkai II-22A described in Article 3 consists of Nine Thousand Nine Hundred Eighty Three (9983) square meters.

ARTICLE 5.

      The term of the land-use rights under this Contract is fifty (50) years, and shall commence on the date, which is sixty eight (68) days after the signing of this Contract.



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The commencement date of the term of the land-use rights under this Contract shall be extended correspondingly if delay in possession of Songkai II-22A by Party B occurs due to no fault of Party B.

ARTICLE 6.

      Party B may extend the term of the land-use rights by applying to Party A for such extension at least one (1) year prior to the expiration of the term. After approval of the extension by Party A, Party B shall complete the procedures for the grant of the land-use rights to Songkai II-22A.


                               CHAPTER IV
                                  FEES

ARTICLE 7.

      Pursuant to the "Measures", Party B shall pay Party A a fee for the grant of the land-use rights to Songkia II-22A (hereinafter "Grant Fee"), a land administration registration fee, and a land-use fee.

ARTICLE 8.

      The Grant Fee for Songkai II-22A shall be Twenty-One U.S. Dollars ($21) per square meter. The total amount of the Grant Fee for the entire Songkai II-22A shall be Two Hundred and Nine Thousand Six Hundred Forty Three U.S. Dollars ($209,643).

ARTICLE 9.

      Within fifteen (15) days from the date this Contract is executed by both parties, Party B shall pay Party A a deposit in the amount of Twenty Thousand U.S. Dollars ($20,000) (the "Deposit").

      Party B shall pay Party A the Grant Fee no later than sixty (60) days after the date this Contract is executed by both parties. The amount of Deposit paid by Party B shall be credited against the total amount of the Grant Fee. In case Party B fails to pay the Grant Fee within sixty (60) days after this Contract is executed by both parties, Party A shall have the right to notify Party B in writing at any time of the deadline for Party B's full payment of the Grant Fee. If Party B fails to pay the Grant Fee prior to



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the deadline specified, Party A shall have the right to terminate this Contract and have the forfeited Deposit.

      After the making of the payment of Grant Fee to Party A, Party B shall apply to Party A for the insurance of a Land-Use Certificate for Songkai II-22A. Within fifteen (15) days after receipt of Party B's application, Party A shall issue to Party B a Land-Use Certificate for Songkai II-22A, transferring the land-use rights to Songkai II-22A Party B free and clear of all liens, charges and encumbrances of any kind whatsoever. In case Party A fails to issue the Land-Use Certificate to Party B on time, Party B has the right to request Party A to return the Deposit and the Grant Fee to Party B, and pay Party B a penalty in the amount of Twenty Thousand U.S. Dollars ($20,000) in addition to returning Deposit and Grant Fee to Party B.

      After obtaining the Land-Use Certificate, Party B shall register its land-use rights with the Shanghai Real Estate Registry ("Municipal Registry").

ARTICLE 10.

      The land-use fee for Songkai II-22A shall be One Yuan Renminbi (1 RMB) per square meter contained in Songkai II-22A per year, the first payment of which shall be made prior to October 15th of 1996, and therefore, payable prior to January 15th of each of the ensuing year.

ARTICLE 11.

      Party B shall pay Party A the Grant Fee and Deposit in U.S. Dollar or in RMB. If Party B pays by RMB, it shall be calculated based on average of the buying and selling rates for U.S. Dollar published by the State Administration of Foreign Exchange Control Shanghai Branch, and in effect on the date of the signing of this Contact.

ARTICLE 12.

      Party B shall pay the Grant Fee and Deposit on or before the due date as prescribed in this Contract by depositing with or remitting to Party A's account with the Shanghai Branch of the People's Construction Bank of China in accordance with the instructions to be provided by Party A to Party B.




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ARTICLE 13.

      Party A shall notify Party B in writing of any changes in its bank and/or bank account within thirty (30) days of the change. Party B shall not be responsible for any late charges for delay in payment of fees caused by Party A's failure to give timely notice of such change.


                               CHAPTER V
                    CONDITIONS FOR USE, AND PURPOSES

ARTICLE 14.

      Songkai II-22A shall be developed and used mainly for the purpose of setting up and operating the Project. Service-oriented projects and facilities (including spaces for offices, cafeteria, conference center, exhibition area, retail centers, recreational facilities, and other administrative and commercial facilities) that serve the Project and the day-to-day needs and recreation of Chinese and foreign employees, residents and visitors involved in the Project are also permitted. Songkai II-22A shall be used under the following conditions:
(1) Construction Density: no more than 50%; (2) Construction Capacity: no more than 1.0; (3) Green Areas: no less than 20%; and (4) Others: in accordance with the approved Construction Plan. The People's Government of Shanghai Municipality reserves the right to conduct city planning over Songkai II-22A. During the term of the land-use rights to Songkai II-22A granted hereunder, any reconstruction or renewal of the Buildings constructed to meet the conditions for use stipulated herein shall be in accordance with the conditions for use in effect at that time. The People's Government of Shanghai Municipality shall not be held liable for any negative effects which may be brought to Party B by any change in city planning.

ARTICLE 15.

      Subject to the approval of Party A and the planning department of Songjiang County, Party B may change the use and purpose of Songkai II-22A as specified in this Contract. In the case of such change of the use and purpose of Songkai II-22A, the two parties shall enter into an agreement to modify this Contract or sign a new contract, and an appropriate fee shall be paid by Party B to Party A.




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ARTICLE 16.

      Party B shall comply with relevant regulations of the State and Shanghai Municipality in connection with green areas, city appearance, environmental protection, sanitation, fire protection and safety, traffic management, design, construction, and other aspects of management of city construction.

ARTICLE 17.

      Party B shall be responsible for any damages and destruction to the environment and facilities surrounding Songkai II-22A and any damages to the State or individuals that may be directly caused by any of Party B's activities conducted within Songkai II-22A.

ARTICLE 18.

      Party B shall not, for any reasons, possess and use land surrounding Songkai II-22A without permission. If Party B is in need of possessing and using the land temporarily, Party B must obtain prior approval from Party A and other responsible authorities, and shall pay a fee for the use. Possession and use of land without prior approval shall be treated as unlawful possession of land.


                               CHAPTER VI
                              CONSTRUCTION

ARTICLE 19.

      Party B shall construct the Buildings on Songkai II-22A in accordance with the approved Construction Plan. Party B may amend the Construction Plan, and shall have control of the operation and maintenance of the Buildings and fixtures including, but not limited to, the design (including architectural, engineering and materials), financing, bidding, construction, leasing and repair and renovation of the Buildings and fixtures.

ARTICLE 20.

      Party A represents and warrants that there is no building, structure, or improvement on Songkai II-22A. Party A also represents and warrants that there is no easement that may limit, restrict or interfere with Party B's planned use



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of Songkai II-22A; and that to Party A's knowledge, there is no such easement planned for Songkai II-22A during the term of this Contract.

ARTICLE 21.

      Songkai II-22A shall be provided with Off-Lot Infrastructure Facilities to its boundary lines by Shanghai Songjiang Economy and Technology Development Construction General Co. (the "Development Company"). Such Off-Lot Infrastructure Facilities shall include water, drainage and storm sewage, electricity, fuel gas, telecommunications, and road access, as well as leveling of the land in Songkai II-22A up to 3.1 meters above sea level.

ARTICLE 22.

      Within six months after Development Company has finished Off-Lot Infrastructure Facilities and delivered the Lot to Party B, Party B shall begin the construction on the Lot, and shall be responsible for completing the construction of all On-Lot Infrastructure Facilities and Buildings to a level necessary for and in accordance with the approved Construction Plan within two
(2) years after the signing of this Contract. Party B shall construct the Buildings and On-Lot Infrastructure Facilities to meet the design and construction specification standards of "Regulations of Shanghai Municipality on City Planning and Technical Administration" and the engineering and design drawings submitted to and approved by Party A. Party B shall submit to Party A a set of engineering and design drawings no less than ten (10) days prior to starting the construction of the On-Lot Infrastructure Facilities and Buildings. After completion of the construction, Party B shall notify Party A to enable Party A to participate in the test and acceptance process.

ARTICLE 23.

      All On-Lot Infrastructure Facilities and Buildings constructed by Party B shall be the property of and owned by Party B until expiration of the term, or earlier termination, of this Contract. Party B shall not, however, remove any On-Lot Infrastructure Facilities from Songkai II-22A nor waste, destroy or modify any On-Lot Infrastructure Facilities, except as permitted by this Contract.




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ARTICLE 24.

      From time to time during the term of this Contract, Party B may, according to its needs, demolish, remove, replace, alter, modify, relocate, reconstruct or add to any Buildings, in whole or in part, and modify, change or alter the contour or grade, or both, of the land included within Songkai II-22A; provided, however, that any substantial replacements, alterations, relocations, reconstruction or additions to any such Buildings must be accomplished subject to the approval of Party A and relevant government authorities and in a manner consistent with the Construction Plan.

ARTICLE 25.

      Party A agrees that Party A shall bear the responsibilities of providing Songkai II-22A combined with utility link-up points and related services sufficient for the setting up and operation of the Project as well as for the development of the On-Lot Infrastructure Facilities by Party B, including but not limited to water, drainage and storm sewage, electricity, telecommunications, and road access.

ARTICLE 26.

      If Party B fails to complete the construction of the On-Lot Infrastructure Facilities and Buildings according to the schedule set forth in Article 22 of this Contract, Party B shall submit to Party A an application, giving sufficient reasons for the delay, for an extension of the time limit no later than six (6) months prior to the expiration of the time limit. No extension of the time limit shall exceed one (1) year.

      Unless otherwise agreed to by Party A, if the period from the expiration of the time limits set for the completion of the construction of the On-Lot Infrastructure Facilities and Buildings in Article 22 of this Contract until the final completion of such construction exceeds six (6) months, Party B shall be responsible for paying to Party A a penalty in an amount equal to one percent (1%) of the Grant Fee; if the period falls between six (6) months to one (1) year, Party B shall be responsible for paying to Party A a penalty in an amount equal to three (3%) of the Grant Fee; if between one (1) year to two (2) years, seven percent (7%); if the period exceeds two (2) years, Party A shall have the right to confiscate the land-use rights to



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Songkai II-22A and all the On-Lot Infrastructure Facilities and Buildings on
Songkai II-22A.

ARTICLE 27.

      Party B and its delegated construction companies shall be responsible for repairing or rebuilding, at their own cost, any gutters, waterways, telecommunications lines, and other pipelines, facilities and structures located in the areas surrounding Songkai II-22A, which may be damaged by the construction in Songkai II-22A.

ARTICLE 28.

      Party A shall put boundary stake at each corner of Songkai II-22A combined according to the Boundary Line Survey. Party B shall be responsible for taking effective measures for the protection of the boundary stakes to ensure that they will not be removed or damaged. If during the term of the land-use rights to Songkai II-22A, there occur removal of or damages to such stakes, Party B shall immediately report to Party A in writing, and apply for conducting a new survey of the boundary lines and installing new boundary stakes. Party B shall be responsible for all the expenses incurred as a result of the loss, damages, removal of the stakes, and for the new survey work and the installation of the new stakes.


                               CHAPTER VII
                      ASSIGNMENT OF LAND-USE RIGHTS

ARTICLE 29.

      After completion of the construction of at least twenty five percent (25%) of the Construction Plan Total Investment Amount on Songkai II-22A (not including Grant Fee and Demolishing Infrastructure Facilities Fee), Party B shall have the right, with Party A's approval, to divide into parts the land-use rights to portion of Songkai II-22A, and assign the divided land-use rights to different third parties. In the case of dividing the Buildings into parts and assigning accordingly, each assignee shall possess a corresponding but inseparable portion of the land-use rights. Party B must, however, specify the proportion of land-use rights to each assignee prior to such assignment, and formulate covenants for the use, management and main-



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tenance of the Buildings in accordance with regulations provided by Party A.

ARTICLE 30.

      Party B shall ensure that its assignees register each assignment with the Municipal Registry for the transfer of title to the Buildings and the land use rights by providing a properly notarized assignment contract, and pay transfer fees to Party A and the Municipal Real Estate Bureau, and pay taxes in accordance with relevant Chinese tax law and regulations. An assignment without registration with the Municipal Registry is not a valid assignment.

ARTICLE 31.

      After the effective date of any assignment made in accordance with the provisions of this Contract, Party B shall have no further rights or obligations under this Contract and all relevant registration documents with respect to that portion of the land-use rights assigned. As between Party A and Party B, Party B shall be considered to have assigned to the assignee all its rights and obligations arising under this contract and all relevant registration documents with respect to that portion of the land-use rights assigned.


                              CHAPTER VIII
                                 LEASES

ARTICLE 32.

      Party B shall have the right at any time, and from time to time, to enter into one or more Leases covering all or any part of Songkai II-22A, the On-Lot Infrastructure Facilities and/or the Buildings, and to assign, extend or renew any such Lease. Party B shall provide Party A with full and complete copies of each Lease, including the name and address of each lessee. Lease shall be made subject to the term of this Contract.

      Party A agrees, however, that so long as the lessee under a Lease is performing its obligations and duties under the Lease, Party A shall not disturb such lessee's continued use and possession of the portion of Songkai II-22A covered by the Lease, and the lessee may rely upon this provision of the Contract throughout the term of the Lease.



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                               CHAPTER IX
                                MORTGAGES

ARTICLE 33.

      Party B shall the right, at any time, and from time to time, to grant Mortgages in favor of one or more Lenders using Songkai II-22A as collateral security for loans to or other obligations of Party B in accordance with the "Measures of Shanghai Municipality on Real Estate Mortgage". The respective rights and interests of Party B and Lenders under the Mortgages shall be stipulated in a mortgage contract. Each mortgage contract shall be subject to, and shall not violate, the provisions of this Contract. Lease arrangements of the Buildings existing before Mortgages shall continue to be in effect. When such land-use rights are so mortgaged, all Buildings on that portion of Songkai II-22A covered by the mortgage are simultaneously mortgaged. Conversely, when the Buildings are mortgaged, the land-use rights to the area of Songkai II-22A used by the Buildings are also mortgaged.

ARTICLE 34.

      For those mortgage contracts signed in China, each shall be registered with the Municipal Registry within thirty (30) days from the date the mortgage contract takes effect. For those mortgage contracts signed in Hongkong, Macau, Taiwan or foreign countries, each shall be registered with the Municipal Registry within sixty (60) days from the date the mortgage contract takes effect. Mortgage registration shall be cancelled when the Mortgage is extinguished due to repayment of debts or other reasons. Party B shall register with the Municipal Registry for cancellation of Mortgage registration.

ARTICLE 35.

      In the case where Party B fails to fulfil its obligations under the Mortgages or declares its dissolution or bankruptcy during the term of the Mortgages, Lenders shall be entitled to the disposal of the land-use rights to Songkai II-22A after a written notice to Party B, and to the lessee of the Building if a lease is in place.

      The priority among Lenders shall be determined in the following order:



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      (1)   Lenders with Mortgages registered within the required time period for registration have priority over Lenders with Mortgages registered after the required time period for registration has expired;

      (2) Among those Lenders with Mortgages registered within the required time period for registration, the lender under a mortgage with the earliest date of effectiveness has priority over the others; and

      (3) Among those Lenders with Mortgages registered after the required time period for registration has expired, the first to register has priority over the others.

ARTICLE 36.

      Lenders may dispose of the land-use rights to Songkai II-22A, in accordance with relevant Chinese law and regulations, by transferring the rights to another party for valuable consideration, or through auctioning off the rights. In case of transfer for valuable consideration, the lessee of the Buildings, if a Lease is in place, shall have the first right of refusal to purchase the land-use rights. In case of an auction, the auction shall be discontinued if one of the following events occurs:

      (1) A dispute arises as to the ownership of the collateral being auctioned;

      (2)   The Lender requests to discontinue the auction;

      (3) Party B requests to discontinue the auction because it is willing to repay the debt immediately or to provide the Lender with proof of its ability to repay the debt; and

      (4) Other events the occurrence of which requires the discontinuation of the auction under the "Measures of Shanghai Municipality on Real Estate Mortgage".

      In the case of bankruptcy of Party B, Songkai II-22A shall not be deemed as the property of bankruptcy if Party B has granted Mortgages using the land-use rights to Songkai II-22A as collateral. The proceeds from the disposal of the land-use rights in excess of the amount due to Lender under



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the mortgage contracts, however, shall be deemed as the property of bankruptcy.

ARTICLE 37.

      In case of disposal of the land-use rights to Songkai II-22A by Lenders under Mortgages granted by Party B, the proceeds from such disposal shall be distributed in the following order:

      (1) Expenses necessary for the disposal of the collateral;

      (2)   Taxes due after the disposal of the collateral;

      (3)   Payment for the amount of debt and penalty owed;

      (4)   Remaining amount to Party B.

      In case the proceeds are insufficient to pay for the amount of debt and penalty owed, Lenders shall be entitled to seek the deficiency from Party B.

ARTICLE 38.

      A person who acquires the land-use rights to Songkai II-22A through a transfer with valuable consideration or an auction shall register with the Municipal Registry for the transfer of title for the acquired land-use rights to Songkai II-22A by providing a properly notarized mortgage contract, and pay transfer fees to Party A, and pay taxes to relevant government tax authorities.


                                CHAPTER X
                           EXPIRATION OF TERM

ARTICLE 39.

      Upon expiration of the term of the land-use rights, Party B shall go through the required procedures for returning Songkai II-22A to Party A, and Party A shall have the right to repossess without compensation the land-use rights to, together with all the Buildings and On-Lot Infrastructure Facilities thereupon, Songkai II-22A, and to cancel the Land-Use Certificates for Songkai II-22A.




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ARTICLE 40.

      Upon expiration of the term of the land-use rights, Party B shall have the preemptive right to renew the land-use rights for all or portions of Songkai II-22A if Party B desires to make further use of Songkai II-22A, provided an application for renewal has been extended to Party A at least one (1) year prior to the expiration of the term. After approval of the application for renewal by Party A, Party B shall complete the procedures for the granting of the land-use rights to Songkai II-22A in accordance with relevant Chinese law and regulations.


                               CHAPTER XI
                              FORCE MAJEURE

ARTICLE 41.

      Neither party shall be liable for delay or failure of performance if occasioned by war, fire, flood, typhoon, storm, earthquake, or any other force majeure beyond the control of, and without fault of, the party. The party subject to a force majeure event shall take all reasonable steps under the circumstances to mitigate the loss caused by the event.

ARTICLE 42.

      In case one party is unable to perform its obligations under this Contract due to force majeure as defined in Article 41, such party shall notify the other party in written form through certified mail or facsimile, and provide the other party with a detailed report of the event within thirty (30) days of the event, together with a complete statement of the reasons for its nonperformance or incomplete performance.

ARTICLE 43.

      Unless otherwise expressly provided by State law itself, subsequent legislation or changes in law or changes in government policy shall not have retroactive effect on this Contract. This Contract may be amended based on subsequent legislation or changes in law or changes in government policy upon application by Party B and approval by Party A.




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                               CHAPTER XII
                              CONDEMNATION

ARTICLE 44.

      Party A shall give a notice six (6) months in advance if it is in the public interest to take or acquire all or any part of Party B's land-use rights to Songkai II-22A through condemnation or power of eminent domain during the term of this Contract. If Party B's land-use rights to Songkai II-22A is so taken, then Party B shall be entitled to receive from Party A compensation equal to the true value of the land-use rights so taken or acquired and the On-Lot Infrastructure Facilities, and Buildings on Songkai II-22A, as determined by an entity responsible for real estate appraisals, using valuation methods, standards and procedures recognized internationally as commercially reasonable, but not taking into account any anticipated future profits. The purpose of such compensation shall be to place Party B in the same financial position as that in which Party B would have been if the condemnation had not taken place. All compensation shall be paid without unreasonable delay. If all of the On-Lot Infrastructure Facilities, Buildings and Party B's land-use rights are so taken or acquired through condemnation or power of eminent domain, then Party B shall have no further obligations under this Contract, effective as of the date of taking. If only a portion of the On-Lot Infrastructure Facilities, Buildings and Party B's land-use rights and other assets in Songkai II-22A are taken or acquired through condemnation or power of eminent domain, then the various fees payable by Party B to Party A under this Contract shall be reduced proportionately, effective from the date of taking.

      Party B, and each Lender with a Mortgage, shall have the right to represent itself or themselves independently in the hearing or procedures involving any such taking or acquisition, including the valuation procedure. All sums due Party B hereunder shall be paid in cash promptly by Party A to Party B.





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


                              CHAPTER XIII
                     REMEDIES FOR BREACH OF CONTRACT

ARTICLE 45.

      Unless otherwise provided hereunder, nonperformance or incomplete performance of Party A's obligations under this Contract due to Party A's own fault constitutes breach of the Contract if not remedied within sixty (60) days after notification by Party B. Party A shall be responsible for all the economic losses directly caused to Party B by its breach of this Contract or failure to fulfill the obligations stipulated under this Contract.

      Unless otherwise provided hereunder, nonperformance or incomplete performance of Party B's obligations under this Contract due to Party B's own fault constitutes breach of the Contract if not remedied within sixty (60) days after notification by Party A. In case of breach of the Contract by Party B, Party A's rights are ranging from demand to cure within certain period of time, warning, payment of penalties, to confiscating a portion of or all of the land-user rights to Songkai II-22A and Buildings, according to the seriousness of the breach.

      Each party hereby indemnifies and holds harmless the other party from and against any and all claims, demands, damages and related costs and expenses incurred by or assessed against the indemnified party by reason of the indemnifying party's default under the terms of this Contract, including any damages or losses sustained by third parties in reliance upon the performance of each party's duties and obligations under this Contract.


                               CHAPTER XIV
                           DISPUTE RESOLUTION

ARTICLE 46.

      If any dispute shall arise under this Contract, or with respect to its validity, that cannot be resolved by normal business communications, the parties agree to send their authorized representative to participate in face-to-face negotiations for at least two (2) business days to resolve such dispute by amicable means. However, if such dispute cannot be resolved by face-to-face negotiations within thirty (30) days, then either party may submit the dispute to arbitration before a single arbitrator chosen by the parties. If the parties cannot agree on an arbitrator within thirty (30) days, then either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Shanghai by the Commission before a single arbitrator pursuant to the summary procedures of the Arbitration Law of the People's Republic of China. In either case, the arbitrator shall be a person with professional fluency in English. The decision of the arbitrator shall be issued in writing and shall be final and binding on the parties.


                               CHAPTER XV
                                 NOTICES

ARTICLE 47.

      All notices and communications required or permitted to be given hereunder shall be in writing and will be effective when actually received, regardless of by what means transmitted, and may be served by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with return receipt requested, or by delivering to the same in person, or by prepaid telegram, telex or cable or facsimile. For the purpose of notices and communications, the addresses of the parties shall be:

      Party A:    THE LAND ADMINISTRATION BUREAU OF SONGJIANG
                  COUNTY

                  Address:    327 Guyang Road North
                              Songjiang, Shanghai
                              People's Republic of China

      Party B:    SHANGHAI COPYTELE ELECTRONICS CO., LTD.

                  Address:    470 Bei Suzhou Road
                                    Shanghai

      Either party may change its address for notices and communications referred to hereunder by providing notice to the other party of such new address within thirty (30) days of such change.

                               CHAPTER XVI
                        SUPPLEMENTARY PROVISIONS

ARTICLE 48.

      Party A and Party B shall cooperate with one another and grant such easements, access rights and rights of way as may be necessary to: (1) ensure continuing adequate vehicular access to and use of public roads connecting Songkai II-22A with the Industrial Zone and adjoining major transportation lines; (2) allow for construction, maintenance and repair of all On-Lot and Off-Lot Infrastructure Facilities; (3) ensure that personnel, emergency equipment and vehicles of the governments, public security organizations, fire protection departments and ambulance battalions may have access to Songkai II-22A for purposes of performing their public functions; and (4) allow the government to build lines and/or pipe lines for public utility services through Songkai II-22A. Party B shall have the right to seek remedies from relevant responsible government organizations for any damages that may be caused thereby to the On-Lot Infrastructure Facilities and Buildings.

ARTICLE 49.

      All dates referred to herein are according to the Gregorian Calendar.

ARTICLE 50.

      The Contract is to be signed in three (3) originals. One (1) original is provided to each of the parties to this Contract; and one original to the County Notary Public of Songjiang.

ARTICLE 51.

      This Contract is written in both Chinese and English with equal legal effect.

ARTICLE 52.

      This Contract, entered into between, and signed by, Party A and Party B, shall be duly notarized by the County Notary Office of Songjiang.




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

ARTICLE 53.

      Attachments to this Contract are incorporated herein as an integral part of the Contract.


                              CHAPTER XVII
                               INTEGRATION

ARTICLE 54.

      This Contract shall become legally binding upon both parties upon the issuance of the Land-Use Rights Certificate for Songkai II-22A by the People's Government of Songjiang County, and remain so until the expiration of the term of the land-use rights as specified in the Land-Use Rights Certificate. All prior understandings or agreements of the parties shall be deemed merged herein. This Contract may be amended or modified only in writing, signed by both parties.

ARTICLE 55.

      This Contract is executed on this 11th day of October 1995 in Shanghai, the People's Republic of China.






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